UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2021

Everspin Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37900	26-2640654
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5670 W. Chandler Blvd.

Suite 100

Chandler, Arizona 85226

(Address of principal executive offices, including zip code)

(480) 347-1111

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	MRAM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 29, 2021, Daniel Berenbaum notified Everspin Technologies, Inc. (the “Company”) of his decision to resign as Chief Financial Officer of the Company. Mr. Berenbaum’s last day with the Company is expected to be on April 16, 2021. Mr. Berenbaum’s resignation is for personal reasons and is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In connection with Mr. Berenbaum’s resignation, the Company has appointed Aparna Oka to serve as the Company’s principal financial officer and principal accounting officer on an interim basis, effective April 16, 2021, while the Company conducts a search for its next Chief Financial Officer. Ms. Oka currently serves as Corporate Controller of the Company.

Ms. Oka, age 44, has served as Corporate Controller of the Company since December 2020 and as Senior Manager Technical Accounting from November 2018 to December 2020. From November 2016 to July 2018, Ms. Oka served as Controller for G100 Companies, a management consulting company, where she was responsible for accounting and financial reporting matters. From November 2004 to May 2016, Ms. Oka served in various finance management and controller positions at American Express, a financial services company, where she was responsible for financial reporting and related matters. Ms. Oka received her Master of Business Administration from the W.P. Carey School of Business at Arizona State University and her Bachelor of Commerce in Accounting and Finance from the Brihan Maharashtra College of Commerce in Pune, India. Ms. Oka is also a certified public accountant (USA) and a Chartered Accountant (India).

There are no arrangements or understandings between Ms. Oka and any other person pursuant to which she was appointed to serve as the Company’s principal financial officer and principal accounting officer. There are also no family relationships between Ms. Oka and any director or executive officer of the Company, and Ms. Oka does not have a direct or indirect material interest in any “related party” transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

As of the date of this Current Report on Form 8-K, no new compensatory arrangements have been entered into with Ms. Oka in connection with her appointment as the Company’s principal financial officer and principal accounting officer.

On April 1, 2021, the Company issued a press release announcing the above, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release, dated April 1, 2021

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Everspin Technologies, Inc.
Dated: April 1, 2021

	By:	/s/ Darin Billerbeck
Darin Billerbeck
Interim Chief Executive Officer